For Period ended 05/31/2013                         Series 20, 15, 14
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:

USAA Emerging Markets Fund - Adviser Shares
Series 20

72DD
Dollar Distributions
$28

73A
Per Share Distributions
$0.1000

74U
Shares Outstanding
276

74V
NAV
$17.35


USAA International Fund - Adviser Shares
Series 15

72DD
Dollar Distributions
73

73A
Per Share Distributions
..2899

74U
Shares Outstanding
244

74V
NAV
 27.17


USAA Precious Metals and Minerals Fund - Adviser Shares
Series 14
72DD
Dollar Distributions
00

73A
Per Share Distributions
..0000

74U
Shares Outstanding
667

74V
NAV
16.57